UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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IES Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 11, 2021

To Our Stockholders:

On behalf of the Board of Directors of IES Holdings, Inc., a Delaware corporation (the “Company”), we cordially invite all Company stockholders to attend the Company’s annual stockholders’ meeting to be held on February 25, 2021 at 10:00 a.m. Central Standard Time.

This year’s annual stockholders’ meeting will again be a completely virtual meeting, conducted via live audio webcast. The virtual meeting format provides a better opportunity for meeting attendance and participation by our stockholders and a cost savings for the Company. You can attend the meeting via the Internet at www.virtualshareholdermeeting.com/IESC2021 by using the 16-digit control number which appears on your Notice of Internet Availability of Proxy Materials and your proxy card. You will have the ability to submit questions in advance of the meeting via the meeting website.

This year, we will again be using the “Notice and Access” method of providing proxy materials to you via the Internet. We believe that this process provides you with a convenient and quick way to access the proxy materials and to authorize a proxy to vote your shares, while saving us the cost of producing and mailing documents, reducing the amount of mail you receive and allowing us to conserve natural resources.

On or about January 11, 2021, we will mail to our stockholders the Notice of Internet Availability of Proxy Materials containing instructions on how to access your proxy materials and authorize a proxy to vote your shares. The Company’s 2020 Annual Report on Form 10-K, which provides additional information regarding the financial results of the Company for its fiscal year ended September 30, 2020, can be found along with the proxy materials at https://annualmeeting.ies-corporate.com. For additional information, please see the General Information About the Annual Meeting section of the proxy statement. The Notice of Internet Availability of Proxy Materials and the proxy statement contain detailed instructions for attending, submitting questions in advance of, and voting at the virtual meeting.

We hope that you will be able to attend the meeting. Your vote is important. Regardless of whether you plan to attend, please make sure your shares are represented at the meeting by submitting your proxy via the Internet, by phone, or for those who request paper copies of this proxy statement, by signing, dating and returning the proxy card mailed to you. If you are able to attend the virtual annual meeting, you may revoke your proxy and vote your shares in person at the meeting. If your shares are not registered in your own name and you would like to attend and vote your shares at the virtual annual meeting, please ask the broker, trust, bank or other nominee in whose name the shares are held to provide you with your 16-digit control number. Thank you for your continued support.

Sincerely,
Jeffrey L. Gendell
Chairman and Chief Executive Officer

IES HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On February 25, 2021

TO THE STOCKHOLDERS OF IES HOLDINGS, INC.,

Notice is hereby given that the annual meeting of the stockholders of IES Holdings, Inc., a Delaware corporation (the “Company”), will be held on Thursday, February 25, 2021, at 10:00 a.m. Central Standard Time, via live audio webcast accessible via the Internet at www.virtualshareholdermeeting.com/IESC2021, for the following purposes:
1.To elect five directors named in the accompanying proxy statement to the Company’s Board of Directors to serve until the 2022 annual stockholders’ meeting and until their respective successors have been elected and qualified.
2.To ratify the appointment of Ernst & Young LLP, independent auditors, as the Company’s auditors for fiscal year 2021.
3.To approve by advisory vote the compensation of the Company’s named executive officers.
4.To transact such other business as may properly come before the meeting or any adjournments thereof.

The holders of record of the Company’s common stock, par value $0.01 per share, at the close of business on December 28, 2020, are entitled to notice of, and to vote at, the meeting with respect to all proposals.

We urge you to promptly vote your shares via the Internet, by phone, or for those who request paper copies of this proxy statement, by signing, dating and returning the proxy card mailed to you, regardless of whether you plan to attend the virtual meeting. No postage is required if mailed in the United States. If you do attend the virtual annual meeting, you may withdraw your proxy and vote your shares in person on all matters brought before the meeting. For additional information on Internet and telephone voting and attending, submitting questions in advance of, and voting at the annual meeting, please see the General Information About the Annual Meeting section of the proxy statement.

By order of the Board of Directors,

Jeffrey L. Gendell
Chairman and Chief Executive Officer
Houston, TX
January 11, 2021

Important Notice Regarding the Availability of Proxy Materials for Stockholders’ Meeting to be Held on February 25, 2021.

The Proxy Statement and 2020 Annual Report on Form 10-K are available at https://annualmeeting.ies-corporate.com prior to the date of the annual meeting and at www.virtualshareholdermeeting.com/IESC2021 on the day of and during the annual meeting.

Table of Contents

IES HOLDINGS, INC.

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS

IES HOLDINGS, INC.

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

WHEN AND WHERE IS THE 2021 ANNUAL MEETING OF STOCKHOLDERS BEING HELD?
The 2021 annual meeting of stockholders (the “Annual Meeting”) of IES Holdings, Inc., a Delaware corporation (the “Company”), will be held on Thursday, February 25, 2021, at 10:00 a.m. Central Standard Time. This year’s Annual Meeting will again be held in a completely virtual format via live audio webcast. You can attend the virtual Annual Meeting via the Internet at www.virtualshareholdermeeting.com/IESC2021 by using the 16-digit control number which appears on your Notice of Internet Availability of Proxy Materials and your proxy card.

WHY IS THE ANNUAL MEETING BEING HELD IN A VIRTUAL FORMAT?
The Company’s Board of Directors (the “Board”) believes that the virtual meeting format provides a better opportunity for participation in the Annual Meeting by our stockholders and a cost savings for the Company. The virtual meeting format will increase the number of stockholders who are able to attend the Annual Meeting, by allowing stockholders to attend and participate in the Annual Meeting from any location around the world, at no cost to the stockholder. It also reduces the environmental impact of our Annual Meeting, while simultaneously reducing the costs incurred by the Company in planning, hosting and arranging logistics for an in-person meeting. In addition, in light of the ongoing COVID-19 pandemic, we believe the virtual meeting format better supports the health and safety of our stockholders, employees and directors.

We have designed the format of our virtual Annual Meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. Our directors will also attend the meeting.

WHAT IS INCLUDED IN THE PROXY MATERIALS?
The proxy materials include:
•Our proxy statement for the Annual Meeting;
•Our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 (the “Annual Report”); and
•The proxy card for the Annual Meeting.

WHEN WILL THE NOTICE FIRST BE SENT TO THE STOCKHOLDERS?
The approximate date on which the Notice was first sent or given to stockholders was January 11, 2021.

WHY DID I RECEIVE A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF PRINTED PROXY MATERIALS?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide our stockholders access to our proxy materials via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. All stockholders will have the ability to access the proxy materials on the website referenced in the Notice or request to receive a printed set of the proxy materials. The Notice contains instructions on how to access the proxy materials over the Internet, how to vote online and how to request a printed copy of the materials. We encourage you to take advantage of the proxy materials on the Internet. By opting to access your proxy materials online, you will save us the cost of producing and mailing documents, reduce the amount of mail you receive and allow us to conserve natural resources.

CAN I VOTE MY SHARES BY FILLING OUT AND RETURNING THE NOTICE?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to authorize your proxy via the Internet or by telephone, attend and vote in person at the virtual Annual Meeting, or request a paper proxy card, which also contains instructions for authorizing a proxy via the Internet, by telephone or by returning the signed paper proxy card.

CAN I CHOOSE THE METHOD BY WHICH I RECEIVE FUTURE PROXY MATERIALS?
Yes. There are three methods by which stockholders of record and beneficial owners may receive future proxy materials or notice thereof:
•Notice and access: We will furnish proxy materials via the Internet and mail a Notice to all stockholders, other than those that request e-mailed or printed copies of the proxy materials, as described below.

•E-mail: If you would like to have earlier access to proxy materials and further reduce our costs associated with the printing and delivering of proxy materials, then you can instruct us to send all future proxy materials, including the Notice, to you via e-mail. If you request to receive future proxy materials via e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting website. If you would like to receive all future materials via email, please visit www.proxyvote.com and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. Your election to receive proxy materials via e-mail will remain in effect until you change it.

•Paper copies by mail: You may request paper copies of the proxy materials by mail by calling +1-800-579-1639, by using the website www.proxyvote.com, or by e-mail at sendmaterial@proxyvote.com. Your election to receive proxy materials by mail will remain in effect until you change it.

HOW DO I ATTEND THE ANNUAL MEETING?
•Date and Time. The Annual Meeting will be held “virtually” through a live audio webcast on Thursday, February 25, 2021, at 10:00 a.m. Central Standard Time. There will be no physical meeting location. The meeting will only be conducted via an audio webcast.

•Access to the Audio Webcast of the Annual Meeting. The live audio webcast of the Annual Meeting will begin promptly at 10:00 a.m. Central Standard Time. Online access to the audio webcast will open approximately thirty minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system. We encourage our stockholders to access the meeting prior to the start time.

•Log in Instructions. To attend the virtual Annual Meeting, log in at www.virtualshareholdermeeting.com/IESC2021. You will need your unique 16-digit control number which appears on your Notice and your proxy card. In the event that you do not have a control number, please contact your broker, bank, or other nominee as soon as possible and no later than Thursday, February 18, 2021, so that you can be provided with your control number and gain access to the Annual Meeting.

WHAT ITEMS OF BUSINESS WILL BE VOTED ON AT THE ANNUAL MEETING?
The items of business scheduled to be voted on at the Annual Meeting are:
•The election of five directors named in this proxy statement;
•The ratification of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2021; and
•The approval by advisory vote of the compensation of the Company’s named executive officers.

We will also consider any other business that properly comes before the Annual Meeting.

HOW MANY VOTES DO I HAVE?
Each share of the Company’s common stock, par value $0.01 per share (“Common Stock”), is entitled to one vote upon each of the matters to be voted on at the Annual Meeting.

HOW DO I VOTE?
Prior to the date of the Annual Meeting, you may vote your shares by Internet, telephone or mail, as follows:
•You may vote electronically via the Internet by visiting www.proxyvote.com and following the on-screen instructions.
•You may vote by using a toll-free telephone number. Instructions for telephonic voting can be found at www.proxyvote.com.
•If you requested a paper copy of our proxy materials, then you may vote by marking, signing, dating and returning the paper proxy card mailed to you as part of your proxy materials. If you requested a paper copy of our proxy materials, then in order to vote by telephone or via the Internet, you must go to www.proxyvote.com and follow the instructions for telephone or Internet voting. Please have your paper proxy card in hand when calling the toll-free number or accessing the website, as it contains a 16-digit control number required to vote.

On the day of and during the Annual Meeting, you may vote your shares at www.virtualshareholdermeeting.com/IESC2021.

Votes submitted by mail, telephone or Internet prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the directions you provide the individuals named on the proxy; if no direction is indicated, your shares will be voted in favor of each of the proposals set forth herein.

CAN I CHANGE MY VOTE?
Any stockholder giving a proxy has the power to revoke it at any time before it is voted (i) by notifying us in writing of such revocation, (ii) by submitting a later dated proxy card or telephone or Internet vote, or (iii) by logging into and voting in person at the Annual Meeting at www.virtualshareholdermeeting.com/IESC2021. Any written notification of revocation of a proxy should be directed to the General Counsel and Corporate Secretary, IES Holdings, Inc., 5433 Westheimer Road, Suite 500, Houston, Texas 77056. If you wish to revoke or change your proxy, other than by logging into and voting in person at the Annual Meeting, we must receive the notice of revocation, later dated proxy card or new vote by 11:59 p.m. Eastern Standard Time on Wednesday, February 24, 2021.

HOW ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?
Pursuant to the Company’s bylaws, shares not voted on matters, including abstentions and broker non-votes, will not be treated as votes cast with respect to those matters, and therefore will not affect the outcome of any such matter.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?
The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock is required for a quorum. Shares are considered present “in person” if voted by the holder of those shares or by proxy during the Annual Meeting.

HOW MANY VOTES ARE REQUIRED TO PASS EACH ITEM?
The affirmative vote of holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect each director nominee.

The affirmative vote of holders of a majority of the shares of Common Stock voted at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2021.

The affirmative vote of holders of a majority of the shares of Common Stock voted at the Annual Meeting is required to approve by advisory vote the compensation of the Company’s named executive officers.

WHO IS SOLICITING MY VOTE?
The proxy is solicited by the Board of Directors for use at the Annual Meeting and any adjournments thereof.

HOW ARE VOTES BEING SOLICITED?
In addition to solicitation of proxies via Notice and Access, certain directors, officers, representatives and employees of the Company may solicit proxies by telephone and personal interview. Such individuals will not receive additional compensation from the Company for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Banks, brokers and other custodians, nominees and fiduciaries also will be reimbursed by the Company for their reasonable expenses for sending proxy solicitation materials to the beneficial owners of the Company’s Common Stock.

WHO IS PAYING THE SOLICITATION COST?
The expense of preparing, posting online, and printing and mailing any requested hard copies of proxy solicitation materials will be borne by the Company.

CAN I ASK QUESTIONS AT THE ANNUAL MEETING?
Yes. Stockholders will be afforded the opportunity to participate in the Annual Meeting by asking questions via the Internet at www.virtualshareholdermeeting.com/IESC2021. Through the online forum, our stockholders will be able to submit questions in writing in advance of the day of the Annual Meeting, vote and obtain copies of the proxy materials. In order to submit questions via the online forum, you will need your unique 16-digit control number which appears on your Notice and your proxy card.

As part of the Annual Meeting, we will hold a Q&A session, during which we intend to answer questions submitted prior to the Annual Meeting, which are pertinent to the Company and the meeting matters, as time permits.

WHAT IF I NEED TECHNICAL ASSISTANCE DURING THE ANNUAL MEETING?
Beginning thirty minutes prior to the start of and during the virtual Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log in page.

WILL THERE BE A REPLAY OF THE ANNUAL MEETING?
Yes. If you are unable to attend the virtual Annual Meeting in person, a replay of the meeting will be made publicly available 24 hours after the meeting at www.ies-co.com. The replay will be available in the Presentations section of the Investor Relations page of the Company’s website at www.ies-co.com for thirty (30) days after the Annual Meeting.

DOES THE COMPANY HAVE A WEBSITE?
The Company has a website, www.ies-co.com, which contains additional information concerning the Company’s corporate governance practices. Information on our website is not incorporated by reference herein, unless specifically stated otherwise.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At the close of business on December 28, 2020, the record date for the determination of stockholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting or any adjournments thereof, the Company had issued and outstanding 20,769,984 shares of Common Stock.

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of December 28, 2020 by:
•each person who is known by us to own beneficially 5% or more of our outstanding Common Stock;
•our named executive officers;
•our current directors and nominees; and
•all of our executive officers and directors as a group.

Except as otherwise indicated, the person or entities listed below have sole voting and investment power with respect to all shares of our Common Stock beneficially owned by them, except to the extent this power may be shared with a spouse.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent(1)
Todd M. Cleveland(2)	175,189	*
Joseph L. Dowling III(3)	56,908	*
David B. Gendell(4)	132,270	*
Jeffrey L. Gendell(5)	11,682,959	56.25%
Joe D. Koshkin(6)	42,418	*
Donald L. Luke(7)	68,193	*
Gary S. Matthews(8)	—	*
Tracy A. McLauchlin	61,032	*
Directors and officers as a group (10 persons)	12,218,969	58.83%
*    Less than one percent.
(1)For purposes of this table, the number of shares of Common Stock issued and outstanding as of the record date includes all outstanding director phantom stock units (“Director PSUs”), which convert to shares of Common Stock when a director leaves the Board for any reason.
(2)Includes 8,139 Director PSUs that convert to shares of Common Stock when Mr. Cleveland leaves the Board for any reason.
(3)Includes 48,350 Director PSUs that convert to shares of Common Stock when Mr. Dowling leaves the Board for any reason.
(4)Includes 64,403 Director PSUs that convert to shares of Common Stock when Mr. David Gendell leaves the Board for any reason.
(5)The information herein is based on a Form 4 filed jointly by Mr. Jeffrey Gendell and Tontine Capital Partners, L.P. (“TCP”), Tontine Capital Management, L.L.C. (“TCM”), Tontine Management, L.L.C. (“TM”), Tontine Capital Overseas Master Fund II, L.P. (“TCP2”), Tontine Asset Associates, L.L.C. (“TAA”), Tontine Capital Overseas GP, L.L.C. (“TCO”), and Tontine Associates, L.L.C. (“TA”) with the SEC on October 6, 2020. Based on the information provided in the Form 4, Mr. Gendell may be deemed to beneficially own 11,682,959 shares of Common Stock, which includes 5,642,723 shares of Common Stock owned directly by TCP, 1,410,162 shares of Common Stock owned directly by TM, 1,708,893 shares of Common Stock owned directly by TCP2, 1,910,529 shares of Common Stock owned directly by TCM, 642,057 shares of Common Stock owned directly by TA, 96,891 shares of Common Stock owned directly by TAA, and 47,284 shares of Common Stock owned directly by TCO, as well as 67,273 shares of Common Stock owned directly by Mr. Gendell, 9,029 Director PSUs granted to Mr. Gendell that convert to shares of Common Stock when Mr. Gendell leaves the Board for any reason, 100,000 phantom stock units granted to Mr. Gendell that vest upon achievement of certain service and performance conditions and 48,118 shares of Common Stock owned by Mr. Gendell’s children. Mr. Gendell is the managing member of TM, TCO, TA, TCM (the general partner of TCP) and TAA (the general partner of TCP2), and has shared voting and dispositive power over these shares. Mr. Gendell has disclaimed beneficial ownership of the Company’s securities reported herein for purposes of Section 16(a) under the Securities Exchange Act of 1934, as amended, or otherwise, except as to securities directly owned by Mr. Gendell or to the extent of his pro rata interest in, and interest in the profits of, TCM, TCP, TM, TCP2, TAA, TA and TCO. The address of the principal business and principal office of each of the above entities, as well as Mr. Gendell, is One Sound Shore Drive, Suite 304, Greenwich, Connecticut 06830.
(6)Includes 33,735 Director PSUs that convert to shares of Common Stock when Mr. Koshkin leaves the Board for any reason.

(7)Includes 68,193 Director PSUs that convert to shares of Common Stock when Mr. Luke leaves the Board for any reason.
(8)Mr. Matthews resigned from his position as Chief Executive Officer and director of the Company effective July 31, 2020.

ELECTION OF DIRECTORS

GENERAL INFORMATION
The Company’s Amended and Restated Certificate of Incorporation, as amended through May 24, 2016 (the “Certificate of Incorporation”), and Amended and Restated Bylaws, effective November 6, 2019 (the “Bylaws”), provide that the number of members of the Board shall be fixed from time to time by the Board but shall not be less than one nor more than fifteen persons. The Board has set the number of directors at five, effective as of the Annual Meeting. As such, if each of the nominees named below is elected to the Board, there will be no vacancies on the Board following the Annual Meeting. Directors hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. Vacancies may be filled by recommendation from the Nominating/Governance Committee and a majority vote by the remaining directors.

It is the intention of the persons named in the proxy card to vote “FOR” the election of the nominees named below, unless a stockholder has directed otherwise or withheld such authority. The affirmative vote of holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect each director nominee.

Each of the nominees has consented to being named in this proxy statement and has consented to serve, if elected. If, at the time of or prior to the Annual Meeting, a nominee should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute nominee designated by the Board. The Board has no reason to believe that any substitute nominee will be required. No proxy will be voted for a greater number of persons than the nominees named herein.

The Company’s Corporate Governance Guidelines require that a majority of the Board meet the independence standards imposed by the applicable rules and regulations of the Nasdaq Global Market (“Nasdaq”) and the SEC. In addition, the Company’s audit committee charter requires that members of the Audit Committee meet the heightened independence standard set forth in Rule 10A-3 of the Securities Exchange Act of 1934, as amended. After reviewing all relevant facts and circumstances, the Board has affirmatively determined that Messrs. Cleveland, Dowling, and Koshkin are independent in accordance with the Corporate Governance Guidelines and the Audit Committee charter. Additionally, the Board has determined that Mr. Jeffrey Gendell does not meet the independence standards set forth in either the Company’s Corporate Governance Guidelines or the heightened Audit Committee standard, as Mr. Jeffrey Gendell is Chief Executive Officer of the Company in addition to being the founder and managing member of Tontine Associates, L.L.C., a private investment management firm, which, together with its affiliates, (collectively, “Tontine”) is the Company’s majority stockholder. Mr. Jeffrey Gendell is also the brother of Mr. David Gendell, who is a director of the Company and served as the Company’s Interim Director of Operations from November 2017 to January 2019 . As such, the Board has also affirmatively determined that Mr. David Gendell does not meet the independence standards set forth in the Company’s Corporate Governance Guidelines. The review was undertaken on a director-by-director basis and did not involve a pre-set formula or minimum standard of materiality. Copies of the Company’s Corporate Governance Guidelines and Audit Committee charter may be found in the Corporate Governance section of the Investor Relations page of the Company’s website at www.ies-co.com.

All of the Company’s current directors are standing for re-election at the Annual Meeting, except for Donald L. Luke, who will retire as a director, effective as of the expiration of his current term, at the Annual Meeting.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED BELOW, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

Todd M. Cleveland*	Director since 2017
Mr. Cleveland, 52, has served as the Executive Chairman of the Board of Patrick Industries, Inc. (“Patrick”), a publicly traded manufacturer of specialized building products and materials, since January 2020, as Chairman of the Board of Patrick from May 2018 to December 2019, as Chief Executive Officer of Patrick from February 2009 to December 2019, and as a director of Patrick since 2008. Mr. Cleveland was President of Patrick from May 2008 to December 2015, and Chief Operating Officer of Patrick from May 2008 to March 2013. From August 2007 to May 2008, Mr. Cleveland served as Executive Vice President of Operations and Sales and Chief Operating Officer of Patrick. Mr. Cleveland also spent 17 years with Adorn Holdings, Inc., serving as President and Chief Executive Officer from 2004 to 2007; President and Chief Operating Officer from 1998 to 2004; and Vice President of Operations and Chief Operating Officer from 1994 to 1998. Mr. Cleveland was a director of Stag-Parkway, Inc. from 2013 to 2014. Mr. Cleveland has over 25 years of recreational vehicle, manufactured housing and industrial experience in various operating capacities. The Nominating/Governance Committee believes, and the Board agrees, that Mr. Cleveland is qualified to serve on the Board given his extensive operating, executive and board level experience at a publicly traded industrial company, as well as his experience completing numerous mergers and acquisitions transactions.

Joseph L. Dowling III*	Director since 2012
Mr. Dowling, 56, has served as the Chair of the Brown Investment Office since July 2020. He previously served as the Chief Executive Officer of the Brown University Investment Office from July 2018 to June 2020 and Interim Chief Financial Officer of Brown University from May 2019 to January 2020. From June 2013 to June 2018 he served as the Chief Investment Officer of Brown University, where he was responsible for the University’s $4.8 billion endowment. From 1998 to 2013, he served as the founder and managing member of Narragansett Asset Management, LLC, a private investment partnership located in Stamford, Connecticut. From its formation in 1998 through 2006, Narragansett managed funds for institutions, pension funds and college endowments. After 2006, Narragansett focused on managing Mr. Dowling’s personal capital and that of a select group of strategic investors. Prior to forming Narragansett, Mr. Dowling worked at The First Boston Corporation, Tudor Investments and Oracle Partners, L.P. Since September 2017, Mr. Dowling has also served as an independent Trustee of the Board of Trustees of the Harbor Funds and as a Director of Third Point Reinsurance Ltd. since November 2019. In addition, Mr. Dowling has served as the CEO of Jaws Acquisition Corp., a publicly traded special purpose acquisition company, since January 2020. The Nominating/Governance Committee believes, and the Board agrees, that Mr. Dowling is qualified to serve on the Board given his extensive experience in finance, public markets, and private investing.

David B. Gendell	Director since 2012
Mr. Gendell, 60, served as Interim Director of Operations for the Company from November 2017 to January 2019. He previously served as Vice Chairman of the Board from November 2016 to November 2017 and as Chairman of the Board from January 2015 to November 2016. From 2004 to January 2018, he was an employee of Tontine Associates, L.L.C., which, together with its affiliates, is the majority shareholder of the Company. At Tontine Associates L.L.C., he focused on investment opportunities in industrial, manufacturing and basic materials companies. From 2006 to 2010, he served on the Board of Directors of Neenah Enterprises, one of the largest independent foundries in the United States. Mr. Gendell has also held senior positions at several venture-backed startups. From 1999 to 2002, he was President and Chief Operating Officer of Homserv, LLC, a privately-held data aggregator focused on real estate transactions, and from 2002 to 2003, he served as President and Chief Operating Officer of Cogent Design Inc., a privately-held practice management software system. He also currently serves as the Chairman of the Board of Advisors of the Duke Global Health Institute. Mr. Gendell is the brother of Jeffrey Gendell, who is Chief Executive Officer of the Company and has served as a director of the Company and as Chairman of the Board since November 2016 and is the founder and managing member of Tontine. The Nominating/Governance Committee believes, and the Board agrees, that Mr. David Gendell is qualified to serve on the Board given his extensive experience in public and private investing and finance.

Jeffrey L. Gendell	Director since 2016
Mr. Gendell, 61, has served as the Chief Executive Officer of the Company since October 1, 2020; he previously served as Interim Chief Executive officer from July 31, 2020 to September 30, 2020. Mr. Gendell has also served as a director and as Chairman of the Board since November 2016. Mr. Gendell is the founder and managing member of Tontine, the majority shareholder of the Company. Mr. Gendell formed Tontine in 1995, and manages all of the investment decisions at the firm. Prior to forming Tontine, Mr. Gendell held senior investment management positions at several other private investment firms, including Odyssey Partners, L.P., and began his career in investment banking over 35 years ago at Smith Barney, Harris Upham & Co., where he was involved in capital markets, corporate finance and M&A activity. Mr. Jeffrey Gendell is the brother of Mr. David Gendell, who has served as a director of the Company since February 2012, as Interim Director of Operations from November 2017 to January 2019, as Vice Chairman of the Board from November 2016 to November 2017 and as Chairman of the Board from January 2015 to November 2016. The Nominating/Governance Committee believes, and the Board agrees, that Mr. Jeffrey Gendell is qualified to serve on the Board given his extensive experience in public and private investing and finance and his historical knowledge of the Company as majority shareholder as well as his perspective as Chief Executive Officer of the Company.

Joe D. Koshkin*	Director since 2013
Mr. Koshkin, 73, has worked as an independent financial consultant offering financial and advisory services to a diverse group of clients since 2006. Mr. Koshkin retired as a partner from PricewaterhouseCoopers LLP in 2006 after a 34-year career with the firm. During his career at PricewaterhouseCoopers, he served as the partner in charge of the firm’s North America Engineering and Construction Industry practice. He also served as a senior client service partner and a consulting partner advising clients and firm partners on technical accounting, SEC issues, Sarbanes-Oxley compliance, risk management, and mergers and acquisitions. From June 2010 to July 2011, Mr. Koshkin served as a director and a member of the audit committee of Sterling Bancshares. Mr. Koshkin is a Certified Public Accountant in Texas and is a member in good standing with the American Institute of Certified Public Accountants and Texas Society of Certified Public Accountants. The Nominating/Governance Committee believes, and the Board agrees, that Mr. Koshkin’s extensive experience with PricewaterhouseCoopers as a senior client service partner as well as his background in corporate finance and financial reporting make him qualified to serve on the Board.

* Each nominee with an asterisk next to his name is independent in accordance with the Company’s Corporate Governance Guidelines.

EXECUTIVE OFFICERS

Information with respect to the executive officers of the Company is included in the section titled “Executive Officers of the Registrant” in Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020, and is incorporated by reference herein.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Core Competencies of the Board
In order to adequately perform the general corporate oversight responsibilities assumed by the Board, the Board as a whole should possess the following competencies:

Accounting & Finance — The Board should have one or more members who are experienced in accounting and finance matters.

Management — In order to oversee the Company’s management team, the Board should have one or more members who have experience as a Chief Executive Officer (or other equivalent position) or a Chief Operating Officer or possess similar significant operating experience.

Industry Knowledge — While the theory of management is important, it is essential that the Board have one or more members with extensive hands-on practical, relevant, industry-specific knowledge.

Long-Range Strategy — In addition to monitoring the Company’s performance in the present, the Board should have one or more members with the skills to look to the future and provide direction for stability and growth.

Track Record — The Board should have one or more members who have achieved prominence and strong reputations in their respective professions.

Committees
The Board has established the Audit, Human Resources and Compensation, and Nominating/Governance Committees to assist in the performance of its functions of overseeing the management and affairs of the Company. The Audit, Human Resources and Compensation, and Nominating/Governance Committees are composed entirely of independent directors under current Nasdaq and SEC standards, have written charters, and have the authority to retain and compensate counsel and experts. Copies of the charters may be found in the Corporate Governance section of the Investor Relations page of the Company’s website, www.ies-co.com. The charters are also available in print to any stockholder who requests them by contacting the General Counsel and Corporate Secretary, IES Holdings, Inc., 5433 Westheimer Road, Suite 500, Houston, Texas 77056.

Audit Committee
The Audit Committee, which met eight times during fiscal year 2020, was comprised of Messrs. Koshkin (Chairman), Dowling and Luke in fiscal year 2020 and will be comprised of Messrs. Koshkin (Chairman), Dowling and Cleveland in fiscal year 2021. Pursuant to its written charter, the Audit Committee assists the Board in:
•fulfilling its responsibility to oversee management’s preparation, and the integrity, of the Company’s financial statements;
•monitoring the qualifications, independence and performance of the Company’s internal and independent auditors;
•monitoring the Company’s compliance with legal and regulatory requirements; and
•preparing the report that SEC rules require be included in the Company’s annual proxy statement.

The Audit Committee’s role does not provide any special assurance with regard to the Company’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firm.

Human Resources and Compensation Committee
The Human Resources and Compensation Committee (the “HR Compensation Committee”), which met nine times during fiscal year 2020, was comprised of Messrs. Cleveland (Chairman), Dowling and Luke in fiscal year 2020 and will be comprised of Messrs. Cleveland (Chairman), Dowling and Koshkin in fiscal year 2021. Pursuant to its written charter, the HR Compensation Committee assists the Board in:
•discharging its responsibilities relating to compensation of Company executives; and
•producing an annual report on executive compensation for inclusion in the Company’s annual proxy statement.

The HR Compensation Committee is comprised entirely of independent directors and is responsible for ensuring that the Company’s executive compensation policies and programs are appropriate to the duties of the Company’s executives and reflect the investment interests of our stockholders. The Committee reviews and approves the compensation levels and benefits programs for the Company’s named executive officers.

Nominating/Governance Committee
The Nominating/Governance Committee, which met seven times during fiscal year 2020, was comprised of Messrs. Luke (Chairman), Cleveland and Koshkin in fiscal year 2020 and will be comprised of Messrs. Dowling (Chairman), Cleveland and Koshkin in fiscal year 2021. Pursuant to its written charter, the Nominating/Governance Committee assists the Board in:
•establishing standards for Board and committee members and overseeing the performance of the Board and its members;
•making recommendations to the Board with respect to the Company’s management structure;
•establishing criteria to select new directors and recommending to the Board a process for orientation of new Board or committee members;
•identifying individuals qualified to become members of the Board and recommending such candidates to the Board as nominees to fill any existing or expected vacancy;
•evaluating the Company’s corporate governance procedures and recommending to the Board changes that the Nominating/Governance Committee deems appropriate; and
•reviewing and addressing conflicts of interest of directors and executive officers and the manner in which any such conflicts are to be resolved.

The Nomination Process
The Nominating/Governance Committee of the Board, which, as described above, is composed entirely of independent directors, is responsible in accordance with its charter for establishing standards for members of the Board and overseeing the performance evaluation of the Board and its members. Based upon such evaluations, the Nominating/Governance Committee recommends to the Board whether existing members should be nominated for new terms or replaced and whether more or fewer members are appropriate.

The Board, with the assistance of the Nominating/Governance Committee, establishes criteria for the selection of new members. The basic criteria are found in the Company’s Corporate Governance Guidelines under “Core Competencies of the Board.” At any given time, in order to maintain a proper balance of expertise, individuals with particular skills may be favored over other candidates who lack such skills but otherwise possess a core competency. The Nominating/Governance Committee seeks to identify candidates who are capable of working with the entire Board and meaningfully contributing to the overall Board process. Attributes considered by the Nominating/Governance Committee in evaluating candidates may include a candidate’s character, judgment and breadth of experience, business acumen, ability to act on behalf of all stockholders and a willingness to devote sufficient time to carrying out the duties and responsibilities of Board membership. The Nominating/Governance Committee also considers gender and ethnic diversity as well as diversity of background experience, age, and specialized training. The Nominating/Governance Committee recognizes the benefits of diversity in the boardroom and strives to identify director candidates who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and oversight of the Company’s businesses. While the Nominating/Governance Committee considers diversity, among other factors, when considering potential director nominees, the Board does not have a policy with regard to diversity in identifying director nominees. Since a majority of the Board is required by the Company’s Corporate Governance Guidelines to be independent of management, consideration is also given as to whether or not the individual is independent in accordance with such Corporate Governance Guidelines.

When there is an opening or anticipated opening for a director position, Board members and the Company’s controlling shareholder are asked to submit recommendations. While the Company has not historically engaged outside sources or third parties to find potential director candidates or evaluate or assist in evaluating nominees brought to the attention of the Nominating/Governance Committee, as the Nominating/Governance Committee increases its focus on identifying and recruiting highly-qualified diverse director candidates, the Company may, from time to time, engage such third party service providers. Should the Company use the services of a third party, it would expect to pay a fee for such services.

The Nominating/Governance Committee will also consider director candidates recommended by stockholders. Such candidates will be evaluated using the same criteria and standards described above. Any such recommendation must be delivered to the Company’s General Counsel and Corporate Secretary at the address set forth below under “Corporate Governance Guidelines,” not later than 80 days prior to the date of the applicable annual meeting. In the event that the date of such annual meeting was not publicly announced by the Company by mail, press release or otherwise more than 90 days prior to the annual meeting, notice by the stockholder to be timely must be delivered to the General Counsel and Corporate Secretary of the Company not later than the close of business on the tenth day following the day on which such announcement of the date of the annual meeting was communicated to the stockholders. The recommendation should also provide the reasons supporting a candidate’s recommendation, the candidate’s qualifications, the candidate’s consent to being considered as a nominee and a way to contact the candidate to verify his or her interest and to gather further information, if necessary. In addition, the stockholder should submit information demonstrating the number of shares he or she owns, the name and address of the stockholder, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, and such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the Board. Stockholders who themselves wish to nominate an individual to the Board must follow the advance notice requirements and other requirements of the Company’s Bylaws.

CORPORATE GOVERNANCE

Corporate Governance Guidelines
The Company’s management and Board are committed to conducting business consistent with good corporate governance practices. To this end, the Board has established a set of Corporate Governance Guidelines which reflect its view of how to help achieve this goal. These guidelines, which may be amended and refined from time to time, are outlined below and may also be found in the Corporate Governance section of the Investor Relations page of the Company’s website at www.ies-co.com. The guidelines are also available in print to any stockholder who requests them by contacting the General Counsel and Corporate Secretary, IES Holdings, Inc., 5433 Westheimer Road, Suite 500, Houston, Texas 77056.

Independence of the Board
The Board has determined that a majority of the Board shall be independent of management. An independent director must meet the standards imposed by the SEC and Nasdaq, as set forth in the Company’s Corporate Governance Guidelines.

Leadership Structure and Risk Management
The Board does not have a formal policy regarding whether the position of Chairman of the Board may be filled by the Company’s Chief Executive Officer (“CEO”) or a similar position. Instead, the Board has adopted a flexible approach to the Board’s leadership structure that allows for variations depending on the circumstances and changing needs of the Company over time. In fiscal year 2020, the Company adopted a Board leadership structure under which the Chairman position is held by the Company’s principal executive officer, with Mr. Jeffrey L. Gendell serving as both the Company’s Chairman of the Board and as the Company’s CEO. The Board believes that Mr. Gendell brings valuable insight to the Board due to his experience as CEO, and that, as a founder and managing member of the majority shareholder of the Company, he is invested in the Company’s long-term success. The Board also believes that the combination of the roles supports an effective implementation of corporate strategy, and that having Mr. Gendell serve as both Chairman and CEO is the most effective leadership structure for the Company at this time. In particular, this structure helps to ensure clarity regarding leadership of the Company, enhances Board discussions with a deeper understanding of the Company’s business, and provides for efficient coordination of Board action. This structure also assists our Chairman and CEO in managing the Company and dealing with third parties more effectively on a day-to-day basis. Our Board regularly reviews all the aspects of our governance profile, including our leadership structure, and will make changes as circumstances warrant.

The overall duty of risk identification and management lies with the Board. To assist in this task, the Board utilizes the various Board committees to review their respective areas of responsibility. The Audit Committee addresses accounting controls and general financial risk, the Nominating/Governance Committee addresses Board composition and internal communication risks, such as ethical issues, and the HR Compensation Committee addresses workforce risks and pay levels.

Attendance at Meetings
It is the policy of the Board that all directors of the Company attend the Company’s annual meetings. Each of the directors attended the 2020 annual meeting held on February 19, 2020.

During fiscal year 2020, there were ten meetings of the full Board (two in person and eight telephonically or via videoconference), and each member of the Board attended at least 75% of the aggregate number of meetings of the full Board and meetings of Board committees on which he served. Gary S. Matthews served as the CEO and a director of the Company during fiscal year 2020 until his resignation from such positions effective July 31, 2020. Mr. Matthews attended each regularly scheduled meeting of the Board held prior to his resignation. At all regularly scheduled meetings of the Board, Mr. Gendell, as the Company’s Chairman of the Board, presided, and an executive session was held without management present.

Stockholder Communications with the Board
Stockholders who wish to communicate directly with the Board may do so by writing to IES Holdings, Inc. Board of Directors, c/o General Counsel and Corporate Secretary, IES Holdings, Inc., 5433 Westheimer Road, Suite 500, Houston, Texas 77056. Stockholders may also communicate directly with individual directors by addressing their correspondence accordingly. Interested parties may make any concerns known to non-management directors by contacting the Company’s ethics telephone hotline (the “Ethics Line”) at 1-800-347-9550.

The Company has adopted a Code of Ethics for Financial Executives and a code of business conduct and ethics for all directors, officers and employees, which has been memorialized as part of the Company’s Legal Compliance and Corporate Policy. Each of these documents can be found in the Corporate Governance section of the Investor Relations page of the Company’s website at www.ies-co.com. The Policy is also available in print to any stockholder who requests it by contacting the General Counsel and Corporate Secretary, IES Holdings, Inc., 5433 Westheimer Road, Suite 500, Houston, Texas 77056.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

A majority of the Company’s outstanding Common Stock is owned by Tontine. Based on a Form 4 filed with the SEC on October 6, 2020, Tontine owns approximately 56 percent of the Company’s outstanding Common Stock. As a result, Tontine can control most of our affairs, including most actions requiring the approval of shareholders, including the election of directors and the approval of any potential merger or sale of all or substantially all of the Company’s assets or segments, or the Company itself. Most of Tontine’s shares are registered for resale on a shelf registration statement filed by the Company with the SEC. Tontine’s sale of all or any portion of its shares could result in a change of control, which would trigger the change of control provisions in a number of our material agreements, including our credit agreement, bonding agreements with our sureties and our executive severance plan.

The Company is party to a sublease agreement with Tontine Associates, L.L.C. for corporate office space in Greenwich, Connecticut. In November 2019, the sublease agreement was amended, effective as of January 1, 2020, to extend the lease term through February 2023, with current monthly payments due in the amount of approximately $8,100. Aggregate lease payments due on or after October 1, 2019, the beginning of the Company’s last fiscal year, and through February 27, 2023, the remainder of the current lease term, are approximately $328,364. During the fiscal year ended September 30, 2020, aggregate lease payments were approximately $86,900. The lease has terms at market rates and payments by the Company are at a rate consistent with that paid by Tontine Associates, L.L.C. to its landlord.

On December 6, 2018, the Company entered into a Board Observer Letter Agreement with Tontine Associates, L.L.C. (the “Agreement”) in order to assist Tontine in managing its investment in the Company. Subject to the terms and conditions set forth in the Agreement, Tontine has the right, at any time that it holds at least 20% of the outstanding Common Stock of the Company, to appoint a representative to serve as an observer to the Board. The Board observer, who serves at the discretion of and must be reasonably acceptable to those members of the Board who are not affiliates of Tontine, has no voting rights or other decision making authority. Subject to the terms and conditions set forth in the Agreement, so long as Tontine has the right to appoint a Board observer, the Board observer will have the right to attend and participate in meetings of the Board and the committees thereof, subject to confidentiality requirements, and to receive reimbursement for reasonable out-of-pocket expenses incurred in his or her capacity as a Board observer and such rights to coverage under the Company’s directors’ and officers’ liability insurance policy as are available to the Company’s directors.

REPORT OF THE AUDIT COMMITTEE

Audit Committee Financial Expert
The Board has determined that each member of the Audit Committee is financially literate, meets the independence requirements of the SEC and Nasdaq and qualifies as an “audit committee financial expert” as defined by SEC rules.

Establishment of Policies and Procedures
The Audit Committee has overseen the establishment of a number of policies and procedures which are intended to facilitate the reporting and disclosure of improper activities as well as to clearly define the use of the Company’s independent auditors for non-audit purposes.
•The Company maintains the Ethics Line, which allows employees to report, on an anonymous basis, occurrences of financial abuse, fraud, theft or discrimination. Complaints are forwarded to the General Counsel and the CEO who, in turn, inform the Audit Committee.
•The Company has established a Code of Ethics for Financial Executives, a copy of which may be found on the Company’s website, at www.ies-co.com. A copy of the Code of Ethics is also available in print to any stockholder who requests it by contacting the General Counsel and Corporate Secretary, IES Holdings, Inc., 5433 Westheimer Road, Suite 500, Houston, Texas 77056. The Code of Ethics applies to the Chief Executive Officer (or other equivalent position), the Chief Financial Officer and the Chief Accounting Officer and reflects the Company’s commitment to the highest standards of personal and professional integrity.
•The Audit Committee has established a pre-approval policy governing non-audit services or audit-related services provided by the independent auditor.
•Pursuant to the policy, the Audit Committee has pre-approved each of the following non-audit services or audit-related services that may be provided by the independent auditor during each fiscal year (provided, however, that the Audit Committee Chairman must be informed in advance of the use of the independent auditor for these services): consultation on routine matters in the amount of $50,000, SEC matters in the amount of $50,000, tax matters in the amount of $50,000 and Ernst & Young LLP’s online accounting reference service in the amount of $3,500 per fiscal year.
•All other non-audit or audit-related services provided by the independent auditor, other than de minimis services, must be pre-approved by the Audit Committee, which has delegated the authority to provide such approval to the Chairman of the Audit Committee so long as the Audit Committee is informed as soon as is practicable.

Review of the Company’s Audited Financial Statements for the Fiscal Year Ended September 30, 2020
The Audit Committee meets regularly with the Company’s internal auditors and Ernst & Young LLP, the Company’s independent auditors, with and without representatives of management, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s accounting principles.

The Audit Committee also discussed with the independent auditors those matters required to be discussed by the auditors with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communication with the Audit Committee concerning independence and has discussed with the independent auditors their independence. The Audit Committee considered with the independent auditors whether the provision of non-audit services provided by them to the Company during fiscal year 2020 was compatible with their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020 for filing with the SEC. The Audit Committee has also named Ernst & Young LLP to serve as the Company’s independent auditors for fiscal year 2021, subject to stockholder ratification.

Members of the Audit Committee

Joe D. Koshkin (Chairman)
Joseph L. Dowling III
Donald L. Luke

AUDIT FEES

Ernst & Young LLP billed the Company fees as set forth in the table below for (i) the audit of the Company’s 2020 and 2019 annual financial statements, reviews of quarterly financial statements and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements, (ii) assurance and other services reasonably related to the audit or review of the Company’s 2020 and 2019 financial statements, (iii) services related to tax compliance, tax advice and tax planning for fiscal years 2020 and 2019, and (iv) all other products and services it provided during fiscal years 2020 and 2019, including accounting research software tools and permitted non-audit services, as applicable. All of the non-audit services provided and the fees for those services were pre-approved by the Audit Committee in accordance with its pre-approval policy governing non-audit services and audit-related services.

	Fiscal Year	Fiscal Year
	2020	2019
Audit Fees	$1,540,000	$1,555,000
Audit-Related Fees	—	—
Tax Fees	185,333	39,373
All Other Fees	1,613	41,065

EXECUTIVE COMPENSATION

Effective September 10, 2018, the SEC amended the definition of smaller reporting company, thereby expanding the number of public companies that qualify as, and are eligible to comply with the scaled disclosure requirements for, smaller reporting companies. Based on such amendments, we now qualify as a smaller reporting company and, as such, have elected to comply with the smaller reporting company scaled disclosure requirements in preparing this proxy statement. In accordance with such rules, the Executive Compensation disclosure that follows contains only a Summary Compensation Table, an Outstanding Equity Awards at Fiscal Year-End Table, and certain limited narrative disclosures.

In accordance with the foregoing, our named executive officers (“NEOs”) for fiscal year 2020 are:
•Jeffrey L. Gendell, Interim CEO from July 31, 2020 and CEO from October 1, 2020;
•Gary S. Matthews, former CEO, who resigned effective July 31, 2020; and
•Tracy A. McLauchlin, Senior Vice President, Chief Financial Officer and Treasurer.

2020 SUMMARY COMPENSATION TABLE

The following table displays the total compensation earned by the NEOs in fiscal years 2019 and 2020.

Name and Principal Position	Fiscal Year	Salary $	Bonus $	Stock Awards $ (1)(2)(3)	Option Awards $	Non-Equity Incentive Plan Compensation $ (4)	All Other Compensation $ (5)	Total $
Jeffrey L. Gendell (6)	2020	100,000	—	120,778	—	—	168	220,946
Chief Executive Officer	2019	—	—	—	—	—	—	—
Gary S. Matthews (7)	2020	541,667	—	762,786	—	—	1,163,517	2,467,970
Former Chief Executive Officer	2019	379,167	—	3,800,354	—	379,167	3,775	4,562,463
Tracy A. McLauchlin	2020	392,669	—	249,996	—	325,882	5,205	973,752
SVP, Chief Financial Officer & Treasurer	2019	364,756	—	743,756	—	274,324	5,291	1,388,127

(1)The amounts in this column for Mr. Matthews and Ms. McLauchlin represent the aggregate grant date fair value of restricted Common Stock awards and Phantom Unit (as defined under “Performance-Based Phantom Stock Units” below) awards granted during the applicable fiscal years, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). Certain assumptions used in the calculation of these amounts are included in footnote 12 to our audited financial statements for the fiscal year ended September 30, 2020 included in our Annual Report on Form 10-K filed with the SEC on December 7, 2020. Awards which vest upon achievement of a specified share price are valued using a Monte Carlo simulation performed as of the date of the grant. Awards which vest upon achievement of a financial performance target or upon the passage of time are valued based on the closing share price of the Company’s common stock on the grant date and assume the vesting conditions are achieved at target, which we determined to be the probable outcome of such performance conditions as of the date of grant.
(2)The amount in this column for Mr. Gendell represents the aggregate grant date fair value of shares of Common Stock paid to Mr. Gendell as the pro rata portion of his fiscal year 2020 director Total Annual Compensation (as defined under “Director Compensation” below) for the period beginning on October 1, 2019 and ending on July 31, 2020, when he was appointed Interim CEO of the Company and was no longer eligible to receive compensation for his service as a director. For additional information, see “Director Compensation” below.
(3)On December 4, 2019, Ms. McLauchlin received a grant of 11,693 Phantom Units, which vest subject to certain performance and service conditions. The grant date fair value of the Phantom Units, calculated assuming maximum performance, was $283,332. On February 6, 2019, Ms. McLauchlin received a grant of 41,667 Phantom Units, which vest in three tranches subject to the completion of certain performance and service conditions. The grant date fair value of the Phantom Units, calculated assuming maximum performance, was $855,318. For additional information, see “Long-Term Incentive Awards” below.
(4)The amount in this column for Mr. Matthews represents the cash award earned for fiscal year 2019 under the Company’s STIP (as defined under “Short-Term Incentive Awards” below). The cash award earned by Mr. Matthews under the 2020 STIP (as defined under “Short-Term Incentive Awards” below) was paid pursuant to Mr. Matthews’ Severance Agreement (as defined below), and is included in the “All Other Compensation” column. For Ms. McLauchlin, the amount in this column for fiscal year 2019 represents the cash award earned under the Company’s Annual Incentive Plan for fiscal year 2019, and the amount in this column for fiscal year 2020 represents the cash award earned under the 2020 STIP.
(5)“All Other Compensation” for fiscal year 2020 is detailed in the “All Other Compensation” table below.
(6)Mr. Gendell was appointed as the Company’s Interim CEO effective July 31, 2020 and as CEO effective October 1, 2020. For additional information regarding his fiscal year 2020 compensation as an officer and as a director of the Company, respectively, see “Employment Arrangements” and “Director Compensation” below.
(7)Mr. Matthews resigned from his position as CEO of the Company effective July 31, 2020 and is party to a Severance Agreement and General Release with the Company (the “Severance Agreement”), as described under “Employment Arrangements” below.

ALL OTHER COMPENSATION

The table below details the compensation information for fiscal year 2020 found in the Summary Compensation Table under the “All Other Compensation” column.

Name	Auto Allowance ($)	Commuting Expenses ($)	Executive Wellness Physical ($)	401(k) Company Match ($)	Other ($)(1)(2)	Total ($)
Jeffrey L. Gendell	—	—	—	—	168	168
Gary S. Matthews	—	—	—	3,250	1,160,267	1,163,517
Tracy A. McLauchlin	—	—	—	4,305	900	5,205

(1)For Mr. Gendell, this column includes $55 in cash fees paid to Mr. Gendell as a part of the pro rata portion of his fiscal year 2020 director Total Annual Compensation for the period beginning on October 1, 2019 and ending on July 31, 2020, when he was appointed Interim CEO of the Company and was no longer eligible to receive compensation for his service as a director. For fiscal 2020, Mr. Gendell elected to receive his compensation as a director in stock, and this payment represents cash paid in lieu of fractional shares. For additional information, see “Director Compensation” below.
(2)For Mr. Matthews, this column includes a portion of the severance payments paid to him pursuant to the Company’s Severance Plan (as defined under “Executive Officer Severance Benefit Plan” below) and the Severance Agreement he entered into with the Company in connection with his resignation from the Company. Pursuant to the Severance Agreement, Mr. Matthews’ severance payments include the following amounts, which are reflected in this column: 12 month salary continuation at a salary level of $650,000; a lump sum payment of $475,000 in full settlement of the prorated portion of his annual incentive award under the 2020 STIP; healthcare benefits equal to $14,517; and a lump sum of $20,000 in lieu of reimbursement for outplacement services. In addition to the amounts reflected in this column, under the Severance Agreement, Mr. Matthews received payments related to previous equity grants. These equity-related payments are comprised of: accelerated vesting of 5,000 restricted shares in full settlement of his 2020 LTIP Award (as defined under “Long-Term Incentive Awards” below); accelerated vesting of 60,000 restricted shares in accordance with the time-based award granted under his Employment Agreement (as defined under “Employment Arrangements” below); accelerated vesting of 20,000 restricted shares in accordance with the first stock price-based award granted under his Employment Agreement; and a lump sum payment of $1,100,000 in full settlement of the second stock price-based award granted under his Employment Agreement (each award, as further described under “Employment Arrangements” below). The grant date fair value of Mr. Matthews’ fiscal 2020 LTIP Award is reflected as part of his compensation for fiscal 2020, and the grant date fair value of the time-based, first stock price-based and second stock price-based awards is reflected as part of his compensation for fiscal 2019, in each case, in the Stock Awards Column of the 2020 Summary Compensation Table. Additional information regarding the Severance Agreement is provided under “Employment Arrangements” below.

OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR-END

The following table sets forth specific information with respect to unexercised options, unvested Common Stock and other unvested equity incentive plan awards outstanding as of September 30, 2020 for each NEO.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(1)
Jeffery L. Gendell	9,029	(2)	286,851	—		—
Gary S. Matthews	—		—	—		—
Tracy A. McLauchlin (3)	21,085	(4)	669,870	28,104	(5)	892,864

(1)Calculated based on the closing share price on September 30, 2020 of $31.77.
(2)Reflects Director PSUs, which convert to shares of Common Stock when Mr. Gendell leaves the Board for any reason. For additional information, see “Director Compensation” below.
(3)On February 6, 2019, Ms. McLauchlin received a grant of 41,667 FY19 Phantom Units, comprised of 10,417 FY19 Time-Based Units and 31,250 FY19 Cumulative Income Units, which vest in three tranches on the FY19 Scheduled Vesting Dates, subject to the completion of certain performance conditions. On December 4, 2019, Ms. McLauchlin received a grant of 11,693 FY20 Phantom Units, comprised of 7,796 FY20 Cumulative Income Units and 3,897 FY20 Time-Based Units, which vest on the FY20 Scheduled Vesting Date, subject to the completion of certain performance conditions. For capitalized terms used but not defined in this footnote, see “Performance-Based Phantom Stock Units” below.
(4)Includes unvested FY19 Time-Based Units, of which 2,604 vested on December 7, 2020, and unvested FY20 Time-Based Units. Also includes 9,375 FY19 Cumulative Income Units, which also vested on December 7, 2020 (as a result of 7,812 target FY19 Cumulative Income Units vesting at 120% of target).
(5)Assumes vesting of the remaining unvested FY19 Cumulative Income Units at maximum, based on Cumulative Income for the 2020 Performance Period (each, as defined under “Fiscal Year 2019 Phantom Unit Awards” below) exceeding maximum performance. Assumes vesting of the FY20 Cumulative Income Units at maximum, based on Cumulative Income for the fiscal year ended September 30, 2020 exceeding maximum performance. See “Performance-Based Phantom Stock Units” below.

ADDITIONAL NARRATIVE DISCLOSURE

Presented below are the key characteristics of the primary elements of the NEOs’ compensation.

Compensation Element	Key Characteristics
Base Pay (Fixed)	•Fixed component of pay based on an individual’s skills, responsibilities, experience and performance.
•NEOs are eligible for increases based on performance, market factors and/or changes in job responsibilities.

Short Term Incentive Awards (Variable “at risk”)	•Variable component of pay; consists of equity or cash.
•Reward for achieving specified financial, safety and individual goals.
•Goals set at the beginning of each fiscal year and achievement measured following fiscal year end.

Long-Term Incentive Awards (Variable “at risk”)	•Variable component of pay; paid in equity and/or cash.
•Reward for creating long-term stockholder value.
•Promotes executive retention.

Discretionary Incentive Awards (Special bonuses)	•Variable component of pay; paid in equity or cash.
•Special incentive for achieving significant strategic events; awards vest immediately or in the near term.

Other Benefits (Health and welfare)
•NEOs are eligible to participate in benefits programs that are available to substantially all salaried employees, which provide for retirement planning as well as basic life, disability and health insurance needs.

Compensation elements are either cash-based, partly or solely equity-based (with a value that is at least partly related to the price of the Company’s Common Stock) or are comprised of other benefits.

Base Pay
The HR Compensation Committee evaluates the CEO’s performance annually in light of established corporate and personal goals and objectives and recommends adjustments to the CEO’s base salary, as appropriate. NEO salary levels and adjustments (other than for the CEO) are recommended by the CEO and reviewed and approved by the HR Compensation Committee. Any changes in base salary for the CEO and the NEOs are based on responsibility, the external market for similar jobs, the individual’s current salary compared to the market and success in achieving business results.

In December 2019, the HR Compensation Committee agreed to increase the salary level of Ms. McLauchlin by approximately 7.9%, as a cost of living and performance adjustment, to $400,000, effective January 1, 2020. Pursuant to Mr. Matthews’ Employment Agreement described under “Employment Arrangements” below, during the Employment Term (as defined below), Mr. Matthews was entitled to an annual base salary of $650,000, subject to annual review and adjustment by the Board. Mr. Matthews resigned from the Company effective July 31, 2020.

In July 2020, the HR Compensation Committee approved a base salary of $600,000 for Mr. Gendell, effective July 31, 2020 for his service as the Company’s Interim CEO. The HR Compensation Committee increased Mr. Gendell’s base salary level to $750,000, effective October 1, 2020, in connection with his appointment as CEO.

Short-Term Incentive Awards
Short-Term Incentive Plan (STIP)
On February 28, 2019, the Board adopted the Company’s Short-Term Incentive Plan (the “STIP”). The STIP provides for an annual STIP award to participants that shall be made in cash, equity or a combination thereof, and is based, in part, on Company performance relative to predetermined measures of Company financial performance and, in part, on individual performance relative to predetermined individual performance objectives, with each component vesting at predetermined payout percentages based on actual performance relative to the threshold, target and maximum performance standards for such component. If actual performance falls below threshold performance, then 0% of such component of the award shall vest.

On December 4, 2019, the HR Compensation Committee determined the maximum, target and threshold levels for each NEO’s fiscal year 2020 award under the STIP (the “2020 STIP”), specified performance criteria and set an amount payable for each award. The target award for Mr. Matthews was set at 100% of base salary, in accordance with the terms of his Employment Agreement, as described under “Employment Arrangements” below, and the target award for Ms. McLauchlin was set at 60% of base salary. The performance condition for the 2020 STIP had two parts, with 66.67% of the award being based on the Company’s achievement in fiscal year 2020 of comprehensive income attributable to the Company before provision for income taxes and excluding employee stock compensation expense, as determined by the HR Compensation Committee (“2020 Income”), and 33.33% of the award being based upon achievement of individual goals.

On December 2, 2020, the HR Compensation Committee determined that the Company recorded 2020 Income of $60,333,000, which exceeded the threshold target performance level of $54,440,000 by 10.8% and resulted in the vesting of 127% of the Company performance component of Ms. McLauchlin’s award and, after assessing Ms. McLauchlin’s performance against her individual goals, determined to award her 155.3% of the individual goals component of her 2020 STIP award. As a result, the HR Compensation Committee awarded an annual cash incentive award to Ms. McLauchlin of $327,438, representing approximately 136.4% of her target eligible award under the 2020 STIP.

Under the Severance Agreement, Mr. Matthews received a lump sum payment of $475,000 in full settlement of the pro-rated portion of his annual incentive award under the 2020 STIP.

Long-Term Incentive Awards
Performance-Based Phantom Stock Units
From time to time, the HR Compensation Committee has awarded certain officers and key employees performance-based and time-based phantom stock units (the “Phantom Units”). Each Phantom Unit represents a contractual right in respect of one share of the Company’s Common Stock.

Fiscal Year 2019 Phantom Unit Awards
On February 6, 2019, the HR Compensation Committee awarded certain officers, including each of its then current NEOs, and key employees Phantom Units (the “FY19 Phantom Units”) pursuant to the terms and conditions of 2006 Equity Incentive Plan.

The vesting of seventy-five percent (75%) of the FY19 Phantom Units is subject to the Company’s achievement of specified levels of Cumulative Income for the three performance periods described below (the “FY19 Cumulative Income Units”). “Cumulative Income” means cumulative Comprehensive Income Attributable to the Company before provision for income taxes and excluding employee stock compensation expense. Cumulative Income is calculated from the Company’s annual financial statements for each of fiscal years 2019, 2020 and 2021 and is adjusted to exclude the effect of certain extraordinary and other items. There are three performance periods, (i) the 2019 fiscal year (the “2019 Performance Period”), (ii) the 2019 and 2020 fiscal years (the “2020 Performance Period”), and (iii) the 2019 through 2021 fiscal years (the “2021 Performance Period”), which correspond to the vesting of twenty-five percent (25%), twenty-five percent (25%) and fifty percent (50%) of the FY19 Cumulative Income Units, respectively. The vesting dates for each of the three performance periods are mid-December 2019, mid-December 2020, and mid-December 2021, respectively (the “FY19 Scheduled Vesting Dates”). Between zero percent (0%) and one-hundred twenty percent (120%) of each participant’s target number of FY19 Cumulative Income Units may vest for each performance period based on the achievement of Cumulative Income during that period against pre-determined levels. Except as otherwise provided in the applicable award agreement, to vest in each tranche of the FY19 Cumulative Income Units, the recipient must also remain continuously employed through the applicable FY19 Scheduled Vesting Date.

The remaining twenty-five percent (25%) of the FY19 Phantom Units are subject to a time-based vesting schedule (the “FY19 Time-Based Units”), with the vesting of twenty-five percent (25%), twenty-five percent (25%) and fifty percent (50%) of the FY19 Time-Based Units scheduled to vest on the three FY19 Scheduled Vesting Dates, respectively. Except as otherwise provided in the applicable award agreement, to vest in each tranche of the FY19 Time-Based Units, the recipient must also remain continuously employed through the applicable FY19 Scheduled Vesting Date.

On February 6, 2019, Ms. McLauchlin was granted 31,250 FY19 Cumulative Income Units and 10,417 FY19 Time-Based Units. On December 6, 2019, the HR Compensation Committee, based on a review of financial results for the 2019 Performance Period, determined that Ms. McLauchlin vested in 8,970 FY19 Cumulative Income Units and 2,604 FY19 Time-Based Units. On December 2, 2020, based on a review of financial results for the 2020 Performance Period, the HR Compensation Committee determined that the Company recorded Cumulative Income of $98,643,000 for the 2020 Performance Period, which exceeded the target performance level of $87,315,000 by 13.0% and resulted in Ms. McLauchlin’s Cumulative Income Units for the 2020 Performance Period vesting at 120% of target. As a result, Ms. McLauchlin vested in 9,375 FY19 Cumulative Income Units and 2,604 FY19 Time-Based Units on December 7, 2020.

Fiscal Year 2020 Phantom Unit Awards
On December 4, 2019, the HR Compensation Committee awarded certain officers and key employees, including Ms. McLauchlin, Phantom Units (the “FY20 Phantom Units”) under the Company’s Amended and Restated Long-Term Incentive Plan Annual Grant Program (the “LTIP”). For additional information regarding the LTIP, see “Long-Term Incentive Plan” below. The vesting date for FY20 Phantom Units is mid-December 2022 (the “FY20 Scheduled Vesting Date”). Ms. McLauchlin was granted 7,796 FY20 Cumulative Income Units and 3,897 FY20 Time-Based Units.

The vesting of two-thirds of Ms. McLauchlin’s FY20 Phantom Units (the “FY20 Cumulative Income Units”) is subject to the Company’s achievement of a specified level of Cumulative Income for the 2020-2022 fiscal years (the “Performance Period”). Cumulative Income is calculated from the Company’s annual financial statements for the Performance Period and is adjusted to exclude the effect of certain extraordinary and other items. Between zero percent (0%) and one-hundred twenty percent (120%) of Ms. McLauchlin’s target number of FY20 Cumulative Income Units may vest based on the achievement of Cumulative Income during the Performance Period. Except as otherwise provided in the applicable award agreement, to vest in the FY20 Cumulative Income Units, Ms. McLauchlin must also remain continuously employed through the FY20 Scheduled Vesting Date.

The remaining one-third of Ms. McLauchlin’s FY20 Phantom Units are subject to a time-based vesting schedule (the “FY20 Time-Based Units”), with the FY20 Time-Based Units scheduled to vest on the FY20 Scheduled Vesting Date. Except as otherwise provided in the applicable award agreement, to vest in the FY20 Time-Based Units, the recipient must also remain continuously employed through the FY20 Scheduled Vesting Date.

Long-Term Incentive Plan
On December 4, 2019, the Board adopted the LTIP, subject to the terms and conditions of the 2006 Equity Incentive Plan. The LTIP provides for annual grants of restricted stock, phantom stock units or other equity or equity-based awards to such of the Company’s executive officers and other key employees as the HR Compensation Committee may designate. The annual grants may vest, as determined in the discretion of the HR Compensation Committee, based on: (i) actual performance relative to predetermined performance measures during the three fiscal-year period commencing with the fiscal year in which the grant is made, or such other period as determined by the HR Compensation Committee, (ii) continued service through the scheduled vesting date, or (iii) a combination of the foregoing. Any performance-based awards shall vest (i) at predetermined vesting percentages if actual performance is equal to the threshold, target and maximum performance measures for the relevant performance period, (ii) based on linear interpolation if actual performance is between such measures, and (iii) at 0% if actual performance is below the threshold performance measure.

During fiscal year 2020, Mr. Matthews received a grant of 30,402 shares of restricted stock under the LTIP, in accordance with the terms of his Employment Agreement (the “ 2020 LTIP Award”). Under the Severance Agreement, Mr. Matthews received accelerated vesting of 5,000 restricted shares in full settlement of the 2020 LTIP Award. For additional information, see “Employment Arrangements” below.

Discretionary Incentive Awards
In addition to the short-term and long-term incentive awards described above, the Company has in the past provided, and may from time to time in the future provide, NEOs with discretionary equity or cash incentive awards that have short-term or no time-based restrictions and that are based on achievement of significant strategic events, such as acquisitions, that the HR Compensation Committee believes will significantly impact the long-term performance of the Company.

401(k) Plan
The Company provides all employees the opportunity to participate in one of several 401(k) plans, which vary by division. Under the Company’s largest 401(k) plan, the IES Holdings, Inc. Retirement Savings Plan (the “401(k) Plan”), the Company matches 30% of the first 5% that an employee contributes to the 401(k) Plan on a pre-tax basis, and for calendar year 2021 expects to continue the same level of match. However, in order for the 401(k) Plan to comply with nondiscrimination requirements of Section 401(k) of the Internal Revenue Code, highly compensated employees are generally subject to an aggregate contribution limit in the range of 4-6% of their base annual earnings.

Executive Officer Severance Benefit Plan
Currently, all NEOs other than Mr. Gendell are participants in the Company’s Amended and Restated Executive Officer Severance Benefit Plan (the “Severance Plan”). The HR Compensation Committee annually reviews the Severance Plan to determine its continuing need as well as the amount and nature of compensation potentially payable thereunder.

When executive positions become available, we may search for potential replacements not only within the Company but also in the marketplace, with the assistance of placement firms. Since prospective candidates from outside the Company are often already employed, they must be recruited and the total compensation offered must satisfy the need to incentivize and reward the individual. Additionally, we find that, in light of variable economic conditions, prospective executives are often also looking for an element of security, which will ensure a source of income in the event of a Qualifying Termination (as defined in the Severance Plan).

The risk of unemployment is heightened in the event of a Change in Control (as defined in the Severance Plan) of the Company, since the limited number of executive positions often results in terminations due to non-cost effective duplication. Thus, by supporting the Company’s efforts to recruit the best possible executives by providing them with a degree of economic security following a Qualifying Termination, the Severance Plan is mutually beneficial to the Company and the executive. The severance benefits that may be payable under the Severance Plan are tied to the elements of the Company’s ongoing compensation program discussed above, which includes base salary, annual cash incentives, equity incentives, and benefits.

The Severance Plan also includes a “clawback” provision which permits the Company, in the event the Dodd-Frank Wall Street Reform and Consumer Protection Act requires an executive to repay the Company “erroneously awarded” amounts of incentive compensation, to recoup such amount by reducing the severance pay or benefit otherwise due the executive under the Severance Plan.

Employment Arrangements
Gary Matthews Employment Agreement
In connection with Mr. Matthews’ appointment as CEO of the Company in March 2019, the Company entered into an employment agreement with Mr. Matthews, dated February 28, 2019 (the “Employment Agreement”). The Employment Agreement provided for a term of employment for Mr. Matthews commencing on March 4, 2019 (the “Effective Date”) and ending on September 30, 2022 (the “Employment Term”).

Pursuant to the Employment Agreement, during each year of the Employment Term, Mr. Matthews was eligible to receive a target annual cash award under the Company’s STIP equal to 100% of his base salary for such fiscal year (pro-rated for any partial year of service) based on Company performance and individual performance relative to predetermined objectives. The payout percentage of his STIP awards was set at a range of 100% for achievement of target or better performance to 50% for achievement of threshold performance, with a payout percentage of 0% for performance below threshold. If during any fiscal year during the Employment Term, Mr. Matthews’ actual individual performance was less than individual threshold performance, then the individual performance-based component of the award and the Company performance-based component of the award would both equal zero, regardless of actual Company financial performance.

Pursuant to the Employment Agreement, for each fiscal year during the Employment Term, Mr. Matthews was eligible for an award under the Company’s LTIP, equal to a number of restricted shares of Common Stock calculated by dividing (i) his base salary for such fiscal year (pro-rated for any partial year of service) by (ii) the average price of the Company’s Common Stock for the five trading days immediately prior to the grant date. Each LTIP award was scheduled to vest based on Company performance over a three-year performance period at a range of 100% for target or better performance to 50% for threshold performance, with 0% vesting for performance below threshold. Pursuant to the Employment Agreement, for fiscal year 2019, Mr. Matthews received a pro-rated grant of 23,195 shares of restricted stock under the Company’s LTIP, which was scheduled to vest, if at all, in December 2021 (the “Sign-On LTIP Award”) and for fiscal year 2020, Mr. Matthews received the 2020 LTIP Award, a grant of 30,402 shares of restricted stock, which was scheduled to vest, if at all, in December 2022.

Pursuant to the Employment Agreement, on the Effective Date, Mr. Matthews was also granted an equity incentive award of 260,000 restricted shares of the Company’s Common Stock, subject to the terms and conditions set forth in the respective equity award agreement and the 2006 Equity Incentive Plan. Such restricted shares were scheduled to vest as follows:
•Time-Based Award: 80,000 restricted shares were subject to vesting over a four-year period, based on Mr. Matthews’ continued employment with the Company, with 20,000 shares vesting on each of the first, second, third and fourth anniversaries of the Effective Date. The first tranche of 20,000 restricted shares vested on March 4, 2020.
•First Stock Price-Based Award: Subject to Mr. Matthews’ continued employment with the Company, 20,000 restricted shares would vest when the closing price per share of Company’s Common Stock equals or exceeds $35 per share for any 20 trading days out of 25 consecutive trading days at any time during the five years following the Effective Date.

•Second Stock Price-Based Award: Subject to Mr. Matthews’ continued employment with the Company, 160,000 restricted shares would vest in four tranches of 40,000 shares, with each tranche vesting when the closing price per share of Company’s Common Stock equals or exceeds the price specified below for such tranche for any 20 trading days out of 25 consecutive trading days (the “Vesting Stock Price”) at any time during the five years following the Effective Date:
◦Tranche 1: 40,000 shares with a Vesting Stock Price of $35 per share;
◦Tranche 2: 40,000 shares with a Vesting Stock Price of $40 per share;
◦Tranche 3: 40,000 shares with a Vesting Stock Price of $45 per share; and
◦Tranche 4: 40,000 shares with a Vesting Stock Price of $50 per share.

Gary Matthews Severance Agreement
On August 12, 2020, in connection with Mr. Matthews’ resignation as the CEO and a director of the Company, the Company and Mr. Matthews entered into the Severance Agreement, pursuant to which Mr. Matthews is entitled to receive certain payments and benefits. The terms of the Severance Agreement were generally consistent with a termination without Cause under the terms of the Employment Agreement and the Severance Plan, except that Mr. Matthews received (i) a lump sum payment of $475,000 in full settlement of the prorated portion of his annual incentive award under the 2020 STIP ; (ii) accelerated vesting of 5,000 restricted shares in full settlement of his 2020 LTIP Award; and (iii) a lump sum payment of $1,100,000 in full settlement of the Second Stock Price-Based Award described above. Pursuant to the Severance Agreement, Mr. Matthews also received (or is entitled to receive) 12 months’ of base pay, or $650,000, payable pursuant to the Company’s regular payroll practices, a lump sum of $20,000 in lieu of outplacement services, and accelerated vesting of 80,000 restricted shares (comprising the unvested portion of the Time-Based Award and the First Stock Price-Based Award described above) in accordance with the terms of the Employment Agreement. The Sign-On LTIP Award was forfeited upon his departure from the Company, in accordance with the terms of the award agreement.

Jeffrey L. Gendell Letter Agreement
On August 13, 2020, the Company entered into a letter agreement (the “Interim Letter Agreement”) with Mr. Gendell to memorialize the terms of Mr. Gendell’s employment as Interim CEO of the Company. In accordance with the Interim Letter Agreement, Mr. Gendell received a base annual salary of $600,000 and was eligible to participate in certain of the Company’s benefit plans that are generally available to all employees of the Company. During his term as Interim CEO, Mr. Gendell was not entitled to any fees or other compensation for his services as a director and the Chairman of the Board and would not participate in the Executive Severance Plan.

On October 2, 2020, the Company entered into an amended and restated letter agreement (the “Amended and Restated Letter Agreement”) in connection with Mr. Gendell’s appointment, effective October 1, 2020, as CEO of the Company. As described in the Amended and Restated Letter Agreement, Mr. Gendell’s annual base salary was increased to $750,000 and he will be eligible for 12 months of COBRA payments by the Company in the event that his employment ends by reason of his death, Disability or Qualifying Termination (each as defined in the Severance Plan) but he will not otherwise participate in the Severance Plan.

On October 2, 2020, in connection with the Amended and Restated Letter Agreement, Mr. Gendell was granted an equity incentive award of 100,000 Phantom Units, divided into three approximately equal tranches that are subject to two vesting requirements. First, each tranche will vest only if the closing price per share of the Company’s Common Stock equals or exceeds $50 per share for any 20 trading days out of 25 consecutive trading days at any time on or before October 2, 2023 (the “Performance Requirement”). In addition, the vesting of the first, second and third tranches is subject to Mr. Gendell’s continued employment by the Company or service on the Board of Directors through October 2, 2020, October 2, 2021 and October 2, 2022, respectively. If the Performance Requirement is not satisfied on or before October 2, 2023, then none of the Phantom Units will vest and all of the Phantom Units will be forfeited for no consideration.

DIRECTOR COMPENSATION

Directors who are officers of the Company or any of its subsidiaries do not receive a retainer or fees for service on the Board or any committees. Each non-employee director of the Company receives an annual fee for service on the Board (the “Annual Fee”) of $145,000, to be paid in quarterly installments. In addition, (i) the Chairman of the HR Compensation Committee receives a $12,500 annual fee, (ii) the Chairman of the Nominating/Governance Committee receives a $10,000 annual fee, and (iii) the Chairman of the Audit Committee receives a $25,000 annual fee, each of which is paid in quarterly installments.

During the first quarter of each fiscal year, each director is provided the opportunity to elect, in respect of his compensation for his services rendered in the following calendar year, whether to receive the combined amount of his Annual Fee and any additional fee payable for service as Chairman of a committee of the Board (collectively, the “Total Annual Compensation”), in whole or in part, in either (i) cash, (ii) unrestricted Common Stock or (iii) phantom stock units issued pursuant to the 2006 Equity Incentive Plan that convert to shares of Common Stock on the date the director leaves the Board for any reason (“Director PSUs”), provided that at least 50% of each Director’s Total Annual Compensation shall be paid in Common Stock or Director PSUs. Based on such elections, during fiscal 2020, each non-employee director received the following portions of his Total Annual Compensation in the form of (i) cash, (ii) unrestricted Common Stock, or (iii) Director PSUs:

Name	Percent of Total Annual Compensation Elected to be Paid in Cash	Percent of Total Annual Compensation Elected to be Paid in Common Stock	Percent of Total Annual Compensation Elected to be Paid in Director PSUs
Todd M. Cleveland	50%	—%	50%
Joseph L. Dowling III	50%	—%	50%
David B. Gendell	50%	—%	50%
Jeffrey L. Gendell(1)	—%	100%	—%
Joe D. Koshkin	50%	—%	50%
Donald L. Luke	50%	—%	50%

(1)Mr. Gendell ceased receiving compensation for his service as a director of the Company on July 31, 2020, when he became an employee of the Company.

For each director electing to receive a portion of his Total Annual Compensation in Director PSUs or Common Stock, the number of Director PSUs or shares of Common Stock granted quarterly is determined by dividing the amount of the quarterly installment of such director’s Total Annual Compensation to be paid in either such form by the closing price of the Company’s Common Stock on the last trading day of the quarter.

Directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings and for their reasonable expenses related to the performance of their duties as directors.

The following table reflects the amounts paid to each individual non-employee director who served on the Board in fiscal year 2020.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)
Todd M. Cleveland	$74,876	$82,624	—	—	—	157,500
Joseph L. Dowling III	$72,547	$72,453	—	—	—	145,000
David B. Gendell	$72,547	$72,453	—	—	—	145,000
Jeffrey L. Gendell(5)	$55	$120,778	—	—	100,113	220,946
Joe D. Koshkin	$85,051	$84,949	—	—	—	170,000
Donald L. Luke	$77,547	$77,453	—	—	—	155,000

(1)Represents cash fees earned during the fiscal year ended September 30, 2020, including cash paid in lieu of fractional shares or fractional Director PSUs.
(2)Represents the aggregate grant date fair value of awards of Director PSUs and Common Stock earned during the fiscal year ended September 30, 2020, computed in accordance with ASC Topic 718. Each Director PSU converts into one share of Common Stock when the respective director leaves the Board for any reason. Assumptions used in the calculation of these amounts are included in footnote 12 to the Company’s audited consolidated financial statements for the fiscal year ended September 30, 2020 included in our Annual Report on Form 10-K filed with the SEC on December 7, 2020.

(3)As of September 30, 2020, and including post-fiscal-year-end grants made in respect of fees earned in fiscal year 2020, each non-employee director held the following aggregate number of Director PSUs together with shares of Common Stock or restricted stock: Mr. Cleveland — 175,189; Mr. Dowling — 56,908; Mr. David Gendell — 132,270; Mr. Jeffrey Gendell — 224,420 in direct holdings (additional indirect beneficial ownership is described under “Security Ownership of Certain Beneficial Owners and Management” above); Mr. Koshkin — 42,418; and Mr. Luke — 68,193.
(4)For Mr. Jeffrey Gendell, this column includes compensation received by Mr. Gendell as an employee of the Company during the fiscal year ended September 30, 2020, following his appointment as Interim CEO, effective July 31, 2020. For additional information, see “Employment Arrangements” above.
(5)All amounts reported for Mr. Jeffrey Gendell are the same amounts reported for Mr. Gendell in the 2020 Summary Compensation Table. For additional information, see “Executive Compensation” above.

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has re-appointed Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending September 30, 2021, subject to ratification by the Company’s stockholders. Ernst & Young LLP was the Company’s independent auditor for the fiscal year ended September 30, 2020.

Representatives of Ernst & Young LLP are expected to be present at the virtual Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the Annual Meeting. For information on how to submit questions at the virtual Annual Meeting, please see the General Information About the Annual Meeting section of this proxy statement.

The affirmative vote of holders of a majority of the shares of Common Stock voted at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2021.

If the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditor at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF ERNST & YOUNG LLP’S APPOINTMENT, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation awarded to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402(m) through (q) of Regulation S-K. The Company currently conducts this advisory vote annually. Following the 2021 Annual Meeting, the next advisory vote to approve the compensation paid to the Company’s named executive officers will occur at the Company’s 2022 annual meeting of stockholders.

We seek to closely align the interests of our named executive officers with the interests of our stockholders. Our compensation programs are designed to reward our named executive officers for the achievement of strategic and operational goals, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

The Company has established comprehensive compensation programs for our executive officers, including our named executive officers, and this proxy statement fully and fairly discloses all material information regarding compensation of the Company’s named executive officers as required by Item 402 of Regulation S-K. Stockholders should reference and consider this information in evaluating the Company’s approach to compensating the NEOs.

The Board and the HR Compensation Committee of the Board monitor executive compensation programs of the Company and our competitors and adopt changes in the Company’s executive compensation program to reflect the duties of each executive, the competitive market in which the Company competes for talent, and general economic, regulatory and legislative developments affecting executive compensation.

The HR Compensation Committee of the Board will continue to emphasize compensation arrangements that align the financial interests of our executives with the near-term critical goals of the Company, balanced against the long-term interests of the Company and our stockholders.

You have the opportunity to vote for, against or abstain from voting on the resolution approving the compensation of the Company’s named executive officers, as disclosed in this proxy statement. The affirmative vote of holders of a majority of the shares of Common Stock voted at the Annual Meeting is required to approve the resolution.

Accordingly, at the Annual Meeting, we will ask our stockholders to vote on the following resolution:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to Item 402(m) through (q) of Regulation S-K, including the 2020 Summary Compensation Table and the other related tables and narrative disclosure.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

OTHER BUSINESS

The Board knows of no business that will come before the Annual Meeting except that indicated above. However, if any other matters are properly brought before the Annual Meeting, it is intended that the persons acting under the proxy will vote thereunder in accordance with their best judgment.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS OF BOARD MEMBERS

If a stockholder intends to present a proposal for action at the 2022 annual meeting of stockholders and wishes to have such proposal considered for inclusion in the Company’s proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the proposal must be submitted in writing and received by the General Counsel and Corporate Secretary of the Company on or before September 13, 2021. Such proposal also must meet the requirements of the rules of the SEC relating to stockholder proposals.

The Company’s Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations for individuals for election to the Board of Directors. In general, written notice of a stockholder proposal or a director nomination for the next annual meeting must be received by the General Counsel and Corporate Secretary of the Company not later than 80 days prior to the next annual meeting (or, if less than 90 days’ notice of the date of the meeting is given by the Company, notice by the stockholder to be timely must be received by the General Counsel and Corporate Secretary of the Company no later than the close of business on the 10th day following the day on which public announcement of the date of the meeting is first made by the Company), and must contain specified information and conform to certain requirements, as set forth in the Bylaws. If the presiding officer at any meeting of stockholders determines that a stockholder proposal or director nomination was not made in accordance with the Bylaws, the Company may disregard such proposal or nomination.

Stockholder proposals submitted for consideration at the Annual Meeting must be delivered to the General Counsel and Corporate Secretary no later than the close of business on January 21, 2021.

In addition, if a stockholder submits a proposal outside of Rule 14a-8 for the Annual Meeting, and the proposal fails to comply with the advance notice procedures described by the Bylaws, then the Company’s proxy may confer discretionary authority on the persons being appointed as proxies on behalf of the Board to vote on the proposal.

Proposals and nominations should be addressed to the General Counsel and Corporate Secretary, IES Holdings, Inc., 5433 Westheimer Road, Suite 500, Houston, Texas 77056.

ANNUAL REPORT

We refer you to our Annual Report, containing the Company’s financial statements for the fiscal year ended September 30, 2020, filed with the SEC. You may access our Annual Report on the Company’s website at www.ies-co.com. We will provide a copy of our Annual Report, including the financial statements, without charge, upon written request to the General Counsel and Corporate Secretary, IES Holdings, Inc., 5433 Westheimer Road, Suite 500, Houston, Texas 77056.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

In some cases only one copy of this proxy statement or the Company’s Annual Report on Form 10-K is being delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of this proxy statement or the Annual Report to a stockholder at a shared address to which a single copy of the document was delivered. Stockholders sharing an address who are receiving multiple copies of proxy statements or annual reports may also request delivery of a single copy. To request separate or multiple delivery of these materials now or in the future, a stockholder may submit a written request to the General Counsel and Corporate Secretary, IES Holdings, Inc., 5433 Westheimer Road, Suite 500, Houston, Texas 77056 or an oral request by calling the General Counsel and Corporate Secretary at (713) 860-1500.

IES HOLDINGS, INC.
5433 WESTHEIMER ROAD, SUITE 500
HOUSTON, TX 77056

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Standard Time on February 24, 2021.
Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/IESC2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until
11:59 p.m. Eastern Standard Time on February 24, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D27194-P47194        KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

IES HOLDINGS, INC.

The Board of Directors recommends you vote FOR ALL of the following nominees:

	For All	Withhold All	For All Except
1. ELECTION OF DIRECTORS: TO HOLD OFFICE UNTIL THE 2022 ANNUAL MEETING AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

NOMINEES:

01) TODD M. CLEVELAND
02) JOSEPH L. DOWLING III
03) DAVID B. GENDELL
04) JEFFREY L. GENDELL
05) JOE D. KOSHKIN

The Board of Directors recommends you vote FOR ALL of the following proposals:

	For	Against	Abstain
2. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS FOR THE COMPANY FOR FISCAL YEAR 2021.	☐	☐	☐
3. ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.	☐	☐	☐

ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" PROPOSAL 1 (ALL NOMINEES), "FOR" PROPOSAL 2, AND "FOR" PROPOSAL 3, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE HEREON.

Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

ANNUAL MEETING OF STOCKHOLDERS OF
IES HOLDINGS, INC.
February 25, 2021

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

D27195-P47194

IES HOLDINGS, INC.

ANNUAL MEETING OF STOCKHOLDERS
SOLICITED BY THE BOARD OF DIRECTORS OF IES HOLDINGS, INC.

By signing this proxy, you hereby revoke all prior proxies and appoint Jeffrey L. Gendell and Tracy A. McLauchlin, and each of them individually, as proxies with full power of substitution, to vote all shares of the Common Stock of IES Holdings, Inc. that you are entitled to vote at the Annual Meeting of Stockholders of IES Holdings, Inc. to be held on February 25, 2021, at 10:00 a.m. Central Standard Time, via live audio webcast accessible via the Internet at www.virtualshareholdermeeting.com/IESC2021, and at any adjournment or postponement thereof, as specified on the reverse side and in their discretion upon any other business that may properly come before the meeting.

Any executed proxy which does not designate a vote on a particular proposal shall be deemed to grant authority to vote "FOR" such proposal.

(Continued and to be signed on the reverse side.)

I